True Nature Expands Advisory Board, Appoints Investment Professional With Medical Clinic and Emerging CBD Marketplace Knowledge Base in Hispanic Markets

ATLANTA, GA -- (Marketwired) -- 03/23/17 -- True Nature Holding, Inc. (OTCQB: TNTY) (the "Company") announced today that it has expanded its non-executive Advisory Board with the addition of Mr. Leo Smith, who is based in Fort Lauderdale, Florida. Mr. Smith has extensive experience in rapid growth situations, in both public and private companies, and most recently has invested in both medical clinics and the emerging marijuana area. His experience extends past the US marketplaces, into the South American economies, and has a pulse on the expanding Hispanic communities in the US as well.

"I am appreciative that Leo has offered to join our Advisory Board. He is an investor in Price Choice Pharmacy, in Miami, where we have a letter of intent for its acquisition. We believe his initial efforts with two (2) sites there can quickly be expanded. Further, he has excellent insight into the marijuana industry, and its legalization, and while we have no current plans to expand into that area, we do get inquiries frequently, and need his expertise to help us understand the risk, and potential reward that comes with this emerging market," said Mack Leath, member of the True Nature Board, and its Secretary.

Background on C. Leo Smith

C. Leo Smith, 48, former Chairman of the Board of Directors and former Chief Executive and Chief Financial Officer of several private and U.S. public companies, is mostly focused on Mergers and Acquisitions and consolidating small private companies into larger public companies that will bring value and strong dividends to its investors, and shareholder base.

Mr. Smith is very active both in the private and public sector and continuously is looking to build and grow small private entities into larger Multinational companies. His experience is diverse in many areas of business, for example: manufacturing, pharmaceutical distribution, service industry, international consulting, staffing, and most recently expanding into direct retail.

Most recently he has become active in medical clinic operations, and in the emerging clinical marijuana products area, within states with new legal operations. In the developing area of prescription and recommendation area, both Medical Center of North Broward, LLC, located in Pompano Beach, FL., as well as the Washington D.C. Spine Center, LLC, located in down Georgetown, D.C. Additionally, in the Cannabis/Medicinal Marijuana space, in has invested in a 5,000 square foot facility licensed for a Cannabis Grow House in Ann Arbor, Michigan. In development is also a licensed processing laboratory, where the extract and waste of the Cannabis Harvest to produce Edibles, Oils and Waxes.

The True Nature Holding, Inc. Advisory Board consists of professionals with subject matter experience in areas specific to the Company's plans and operations. These are "non-operating and non-executive" positions, and as such are not subject to the regulations of Section 16 of the Securities Act. Appointees have been awarded 100,000 shares of restricted common stock for the participation, and are otherwise not compensated.

The Mission of True Nature Holdings, Inc. To unlock the potential of the compounding pharmacy industry to improve human and animal health, serve unmet patient needs, elevate the dignity of skilled pharmacists, and build shareholder value through the delivery of quality, cost effective, and innovative healthcare products and pharmaceuticals to the world.

The Vision of True Nature Holdings, Inc. To become globally recognized for our best practices focused on driving quality, efficiency, and sustainability in the compounding pharmaceutical industry, natural solutions for healthy living, and novel approaches for delivery of these solutions.

Statement Under the Private Securities Litigation Reform Act As contemplated by the provisions of the Safe Harbor section of the Private Securities Litigation Reform Act of 1995, this news release contains forward-looking statements pertaining to future, anticipated, or projected plans, performances, and developments, as well as other statements relating to future operations. All such forward-looking statements are necessarily only estimates or predictions of future results or events and there can be no assurance that actual results or events will not materially differ from expectations. Further information on potential factors that could affect True Nature Holding, Inc. is included in the Company's filings with the Securities and Exchange Commission. We expressly disclaim any intent or obligation to update any forward-looking statements.

To learn more about the Company, visit www.truenaturepharma.com.

A one-page investor information document can be viewed at the following link: http://truenaturepharma.com/wp-content/uploads/2017/02/tnty-investor-info-sheet.20170227.pdf